Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K/A of ACL Semiconductors Inc. for the period ended December 31, 2011, I, Chung-Lun Yang, Chief Executive Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Annual Report on Form 10-K/A for the year ended December 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-K/A for the year ended December 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of ACL Semiconductors Inc.

Date: April 20, 2012	/s/ Chung-Lun Yang

Chung-Lun Yang
Chief Executive Officer of ACL Semiconductors Inc.

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to ACL Semiconductors Inc. and will be retained by ACL Semiconductors Inc. and furnished to the Securities and Exchange Commission or its staff upon request.